                                                                EXHIBIT 24


                         INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statements (File Nos. 33-9737, 33-9738, 33-1138, 2-87344, 2-79949, 2-74447, 2-71557, 33-32055
and 33-37683) of Molex Incorporated and its subsidiaries on Form S-8 of our reports dated July 25, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Molex Incorporated and its subsidiaries for the year ended June 30, 1996.




/s/ Deloitte & Touche LLP
Chicago, Illinois
September 27, 1996